Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-222415) pertaining to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan, and the Amended and Restated 2006 Equity Incentive Plan of Proteon Therapeutics, Inc.,

(2)	Registration Statement (Form S-3 No. 333- 219676) of Proteon Therapeutics, Inc.,

(3)	Registration Statement (Form S-3 No.333- 228865) of Proteon Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 No. 333-229123) pertaining to the Amended and Restated 2014 Equity Incentive Plan and the Amended and Restated 2014 Employee Stock Purchase Plan;

and the related Prospectus of our report dated March 13, 2019, with respect to the consolidated financial statements of Proteon Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 13, 2019